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                                                                  Exhibit 3.2(b)

                                     BY-LAWS

                                       OF

                            ASHTON WOODS FINANCE CO.

                            (a Delaware Corporation)

                        (Effective as of August 5, 2005)

                                    ARTICLE I

                                     OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office of Ashton Woods Finance Co. (the "Corporation") in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent at such address is the Corporation Trust Company.

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETING. Meetings of the stockholders shall be held either within or without the State of Delaware at such place as the Board may fix and in such manner as the Board may determine.

     Alternatively, the Board, in its sole discretion, may determine that such meetings be held solely by means of remote communication. For any meeting of stockholders to be held by remote communication, the Corporation shall (a) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by remote communication is a stockholder or proxyholder, (b) implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other
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action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

     SECTION 2. ANNUAL MEETING. The annual meeting of stockholders shall be held in each year on the date specified by the Board for the election of directors and for such other business as may properly be conducted at such meeting.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President, a majority of the Board or by the holders of at least a majority of the issued and outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, to be held at such date, time and place, either within or without the State of Delaware as may be stated in the notice of meeting.

     SECTION 4. NOTICE. Notice of every meeting of stockholders shall state the hour, means of remote communication, if any, date and place, if any, thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall, not less than ten (10) and not more than sixty
(60) days before such meeting, be served upon, mailed, or transmitted electronically to each stockholder of record entitled to vote thereat, at such stockholder's address as it appears upon the stock records of the Corporation.

     Notice of the hour, means of remote communication, if any, by which stockholders or proxyholders may be deemed to be present and vote at such meeting, date, place, if any, and purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend in person, by proxy, or by remote communication and shall not object to the holding of such meeting for lack of proper notice, or if every absent stockholder entitled to such notice shall in writing or by electronic transmission, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

     SECTION 5. QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation (the "Charter"), the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or by means of remote communication, or represented by proxy shall constitute a quorum for the transaction of business at all meetings of stockholders.

     SECTION 6. VOTING. At each meeting of stockholders, every stockholder of record at the closing of the transfer books, if closed, or on the date set by the Board for the determination of stockholders entitled to vote at such meeting, shall have one vote for each share of stock entitled to vote which is registered in such stockholder's name on the books of the Corporation. At each such meeting every stockholder shall be entitled to vote in person or by means of remote communication, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than


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three (3) years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.

     All elections of directors shall be held by written ballot, unless otherwise provided in the Charter or prescribed by the Board; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

     At any meeting at which a quorum is present, a plurality of votes properly cast for election to fill any vacancy on the Board shall be sufficient to elect a candidate to fill such vacancy, and a majority of the votes properly cast upon any other question shall decide the question, except in any case where a larger vote is required by law, the Charter, these By-Laws, or otherwise.

     SECTION 7. ORGANIZATION. The President, shall call meetings of the stockholders to order and shall act as the presiding officer thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in such person's absence, the presiding officer may appoint a secretary.

     SECTIONS8. INSPECTORS OF ELECTION. The Board, in advance of any stockholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act or if inspectors shall not have been so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

     The inspectors, if so appointed, shall determine the number of shares of capital stock outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. No director or candidate for office shall act as an inspector of an election of directors.

     SECTION 9. LISTS OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the


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meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares held by each. Nothing contained in this
Section 9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting during ordinary business hours, at the principal place of business of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 10. ADJOURNMENT. At any meeting of stockholders of the Corporation, if less than a quorum shall be present, a majority of the stockholders entitled to vote thereat, present in person or by means of remote communication, or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 11. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Charter, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of not less than the minimum number of votes that would be necessary to authorize or take such action at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice, or notice within the time prescribed by state law, of the taking of corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. GENERAL POWERS. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board. The Board shall exercise all of the powers and duties conferred by law except as provided by the Charter or these By-Laws.

     SECTION 2. NUMBER AND TERM. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole Board shall be at least one. Subject to the foregoing limitation, the number of directors may be fixed from time to time by action of the directors, or if the number is not fixed, the number shall be two. The number of directors


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may be increased or decreased only by action of the directors. At each annual meeting of the stockholders of the Corporation, the directors shall be elected to hold office for a term expiring at the next annual meeting of the stockholders and/or until their respective successors are duly elected and qualified or until their earlier resignation or removal. The persons receiving the votes of a majority of the stock represented at the meeting shall be directors for the term prescribed by these By-Laws or until their successors shall be elected.

     SECTION 3. RESIGNATIONS. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4. REMOVAL BY STOCKHOLDERS. Any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

     SECTION 5. VACANCIES. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

     SECTION 6. MEETINGS. Regular meetings of the Board may be held without notice by means of remote communication, if any, or at such places, within or without the State of Delaware, and times as shall be determined from time to time by resolution of the directors.

     Special meetings of the Board shall be called by the Chairman of the Board, President or Secretary of the Corporation or by any of them on the request in writing or by means of electronic communication of any director with at least two (2) days' oral, electronic or written notice to each director and shall be held by remote communication, or at such place, within or without the State of Delaware, as may be determined by the directors or as shall be stated in the notice of meeting.

     Meetings may be held at any time and place, if any, or without notice if all the directors are present and do not object to the holding of such meeting for lack of proper


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notice or if those not present shall, in writing or by electronic transmission, waive notice thereof.

     SECTION 7. QUORUM, VOTING AND ADJOURNMENT. A majority of the total number of directors or any committee thereof shall constitute a quorum for the transaction of business. The vote of a majority of the directors present in person or by remote communication at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present thereat in person or by remote communication may adjourn such meeting to another time and place, if any. Notice of the next meeting need not be given to the directors present in person or by remote communication at the adjourned meeting if the time and place, if any, of the next meeting are announced at the meeting so adjourned.

     SECTION 8. COMMITTEES. The Board may, by resolution passed by a majority of the Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Charter, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend, or recommend to the stockholders the amendment of, these By-Laws. Unless a resolution of the Board expressly provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation. All committees of the Board shall report their proceedings to the Board when required.

     SECTION 9. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Charter or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board, or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     SECTION 10. COMPENSATION. The Board shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

     SECTION 11. TELEPHONIC OR ELECTRONIC MEETINGS. Unless otherwise restricted by the Charter, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone, remote


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communication or similar communications equipment in which all persons participating in the meeting can hear, speak and/or communicate with each other. Participation in any such meeting shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. OFFICERS. The Board shall elect a President and a Secretary and, in its discretion, may, or may delegate to the President the authority to, elect one or more Vice Presidents, a Treasurer, Assistant Secretaries, Assistant Treasurers and other officers and agents as deemed necessary or appropriate. Such officers shall be elected initially at the first meeting of the Board, and each shall hold office until their successors are elected and qualified or until his or her earlier death, resignation or removal. The powers and duties of more than one office may be exercised and performed by the same person.

     SECTION 2. PRESIDENT. The President shall have such powers and perform such other duties as prescribed from time to time by the Board.

     The President shall preside at all meetings of the stockholders and of the Board. Except as the Board shall otherwise provide with respect to a given transaction or act, the President shall, and may delegate to any officer of the Corporation, by execution of a power of attorney or otherwise, the authority to execute bonds, deeds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal of the Corporation to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     SECTION 3. VICE PRESIDENTS. Each Vice President, of whom one or more may be designated a Senior Vice President, or an Executive Vice President, shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him or her by the President or the Board.

     SECTION 4. SECRETARY. The Secretary shall (i) keep the minutes of all meetings of the stockholders and of the Board in books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of law and these By-Laws; (iii) maintain custody of the records and of the corporate seal or seals of the Corporation; (iv) if required see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, may attest the same; and (v) perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned by the President or the Board. In addition, the Secretary may sign, with the President, certificates of stock of the Corporation.


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     SECTION 5. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He or she shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board; he or she may endorse for collection on behalf of the Corporation checks, notes and other obligations; he or she may sign receipts and vouchers for payments made to the Corporation; he or she may sign checks of the Corporation, singly or jointly with another person as the Board may authorize, and pay out and dispose of the proceeds under the direction of the Board; he or she shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation and; he or she shall perform all the duties incident as from time to time may be assigned by the President or the Board.

     SECTION 6. ASSISTANT TREASURER AND ASSISTANT SECRETARY. Each Assistant Treasurer and each Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Treasurer and Secretary respectively, and shall perform such other duties as the President or the Board shall prescribe.

     SECTION 7. DELEGATION. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the President or the Board may delegate all or any of the powers and duties of any officer to any other officer.

     SECTION 8. RESIGNATION AND REMOVAL. Any officer of the Corporation may be removed, with or without cause, by action of the Board. An officer may resign at any time in the same manner prescribed under Section 3 of Article III of these By-Laws for the resignation of a director.

     SECTION 9. VACANCIES. The Board shall have the power to fill vacancies occurring in any office.

                                    ARTICLE V

                              CERTIFICATES OF STOCK

     SECTION 1. FORM AND EXECUTION OF CERTIFICATES. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the corporate seal or a printed or engraved facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or


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registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

     SECTION 2. TRANSFER OF SHARES. The shares of the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     SECTION 3. CLOSING OF TRANSFER BOOKS. The stock transfer books of the Corporation may, if deemed appropriate by the Board, be closed for such length of time not exceeding fifty (50) days as the Board may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when the issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.

     SECTION 4. DATES OF RECORD. If deemed appropriate, the Board may fix in advance a date for such length of time not exceeding sixty (60) days (and, in the case of any meeting of stockholders, not less than ten (10) days) as the Board may determine, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or to any allotment of rights, or to exercise the rights in respect of any such issuance, change, conversion or exchange of capital stock, as the case may be, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid. If no such record date is so fixed, the record date shall be determined by applicable law.

     SECTION 5. LOST OR DESTROYED CERTIFICATES. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed, improperly issued or mutilated, and the Board may, in its discretion, require the owner of such lost, stolen, destroyed, improperly


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issued or mutilated certificate, or his or her legal representative, to give the
Corporation a bond, in such sum as the Board may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

     SECTION 6. DIVIDENDS. Subject to the provisions of the Charter, the Board may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in its discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

                                   ARTICLE VI

                         INDEMNIFICATION AND INSURANCE

     SECTION 1. POWER TO INDEMNIFY IN ACTION, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this
Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including


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attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTIONS 3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has been the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding (i.e., disinterested directors), (ii) by a committee of such disinterested directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such disinterested directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (iv) if the Board so directs, by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 4. GOOD FAITH DEFINED. For purposes of any determination under
Section 3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the conduct was unlawful, if the action is based on (a) the records or books of account of the Corporation or another enterprise (as defined below in this Section 4), or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, unless such person had reasonable cause to believe that reliance thereon would not be justifiable, or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert, as to matters reasonably believed to be within such other person's professional or expert competence. The term "another enterprise," as used in this Section 4, shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such


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person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI, as the case may be.

     SECTION 5. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article VI, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 6. EXPENSES PAYABLE IN ADVANCE. Expenses (including attorneys' and other professionals' fees) incurred by an officer or director in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys' and other professionals' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

     SECTION 7. NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION. The Indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VI shall be made to the fullest extent permitted by law, including as a result of any amendment of the General Corporation Law of the State of Delaware expanding the right of corporations to indemnify directors, officers, employees or agents. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this
Article VI, but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article VI shall continue as to a person who has


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ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article VI shall be enforceable as contract rights, and shall continue to exists after any rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 8. MEANING OF "OTHER ENTERPRISES" IN CONNECTION WITH EMPLOYEE BENEFIT PLANS, ETC. For purposes of this Article VI (including Sections 1,2,4 and 9 hereof), references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

     SECTION 9. INSURANCE. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 1. AMENDMENTS. These By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board at any regular or special meeting of the Board, provided that the By-Laws adopted by the Board may be amended or repealed by the stockholders.

     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board.


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
                                  ARTICLE VIII

                          NOTICE AND WAIVER OF NOTICE

     SECTION 1. NOTICE. Whenever notice is required to be given by law, the Charter or these By-Laws, such notice may be mailed or given by a form of electronic transmission consented to by the person to whom the notice is given. Any such consent shall be revocable by such person by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

     Notice given pursuant to these By-Laws shall be deemed given: (a) if mailed, when deposited in the United States mail, postage pre-paid, addressed to the person entitled to such notice at his or her address as it appears on the books and records of the Corporation, (b) if by facsimile telecommunication, when directed to a number at which such person has consented to receive notice;
(c) if by electronic mail, when directed to an electronic mail address at which such person has consented to receive notice; (d) if by a posting on an electronic network together with separate notice to such person of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (e) if by any other form of electronic transmission, when directed to such person. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated herein.

     For purposes of these By-Laws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

     SECTION 2. WAIVER OF NOTICE. Whenever notice is required to be given by law, the Charter or these By-Laws, a waiver thereof submitted by electronic transmission or in writing signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of an individual at a meeting, in person or by means of remote communication, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and the execution by a person of a consent in writing or by electronic transmission in lieu of meeting shall constitute a waiver of notice of the action taken by such consent. Neither the business to be transacted


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at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any such waiver of notice.


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